EXHIBIT 10.4

CHARTER OF
THE EXECUTIVE COMMITTEE
OF THE BOARD OF DIRECTORS
OF GOLDLAND HOLDINGS CO.

The Executive Committee of Goldland Holdings Co., a Delaware corporation (the “Company”) is a committee of the Board of Directors of the Company, the composition and responsibilities of which are described in this Executive Committee Charter.

1.

Composition.  In accordance with Article III of the Bylaws of the Company, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Executive Committee.  The Executive Committee shall consist of no fewer than four members.  The members of the Executive Committee shall be appointed by the Board of Directors.  The initial Chairman of the Executive Committee shall be Paul Parliament.  Thereafter, the Chairman of the Executive Committee shall be appointed by the members of the Executive Committee.  The members of the Executive Committee shall serve at the pleasure of the Board of Directors or until their successors shall be duly designated.  Vacancies in the Executive Committee shall be filled by the Board of Directors.

2.

Responsibilities.  In accordance with Article III of the Bylaws of the Company, during the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Company to the extent authorized by the resolution providing for the Executive Committee or by subsequent resolution adopted by a majority of the whole Board of Directors.  This authorization is subject to the limitations imposed by law, the Bylaws of the Company or the Board of Directors.

Reporting.  The Executive Committee shall keep written minutes of each meeting, which shall set forth the Committee’s actions, and shall be duly filed in the Company’s records.  Reports of meetings of the Executive Committee, including a report of all actions taken, shall be made to the Board of Directors at its next regularly scheduled meeting, following the Executive Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Executive Committee.

By Order of the Board of Directors,

By /s/ John G. Prosser II

    John G. Prosser II, Chairman of the Board

Dated March 24, 2015.